Exhibit 10.1

UNITED STATES DEPARTMENT OF THE TREASURY

1500 PENNSYLVANIA AVENUE, NW

WASHINGTON, D.C. 20220

Dear Ladies and Gentlemen:

The company set forth on the signature page hereto (the “Company”) intends to issue in a private placement the number of shares of a series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”) and a warrant to purchase the number of shares of its common stock set forth on Schedule A hereto (the “Warrant” and, together with the Preferred Shares, the “Purchased Securities”) and the United States Department of the Treasury (the “Investor”) intends to purchase from the Company the Purchased Securities.

The purpose of this letter agreement is to confirm the terms and conditions of the purchase by the Investor of the Purchased Securities. Except to the extent supplemented or superseded by the terms set forth herein or in the Schedules hereto, the provisions contained in the Securities Purchase Agreement – Standard Terms attached hereto as Exhibit A (the “Securities Purchase Agreement”) are incorporated by reference herein. Terms that are defined in the Securities Purchase Agreement are used in this letter agreement as so defined. In the event of any inconsistency between this letter agreement and the Securities Purchase Agreement, the terms of this letter agreement shall govern.

Each of the Company and the Investor hereby confirms its agreement with the other party with respect to the issuance by the Company of the Purchased Securities and the purchase by the Investor of the Purchased Securities pursuant to this letter agreement and the Securities Purchase Agreement on the terms specified on Schedule A hereto.

This letter agreement (including the Schedules hereto) and the Securities Purchase Agreement (including the Annexes thereto) and the Warrant constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. This letter agreement constitutes the “Letter Agreement” referred to in the Securities Purchase Agreement.

This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

***

In witness whereof, this letter agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.

UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:
Title:

COMPANY: NARA BANCORP, INC.

By:
Name:	Min Kim
Title:	President and Chief Executive Officer

Date:

EXHIBIT A

SECURITIES PURCHASE AGREEMENT

SCHEDULE A

ADDITIONAL TERMS AND CONDITIONS

Company Information:

Name of the Company: Nara Bancorp, Inc.

Corporate or other organizational form: Corporation

Jurisdiction of Organization: Delaware

Appropriate Federal Banking Agency: Federal Reserve Board

Notice Information:	Nara Bancorp, Inc.
3731 Wilshire Blvd., Suite 1000
Los Angeles, California 90010
Attention: Alvin D. Kang, Executive Vice President and Chief Financial Officer
Facsimile: (213) 235-3033

Copy to:	Mayer Brown LLP
350 South Grand Avenue
Los Angeles, California 90071
Attention: James R. Walther, Esq.
Facsimile: (213) 625-0248

Terms of the Purchase:

Series of Preferred Stock Purchased: Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Per Share Liquidation Preference of Preferred Stock: $1,000

Number of Shares of Preferred Stock Purchased: 67,000

Dividend Payment Dates on the Preferred Stock: February 15, May 15, August 15, and November 15 of each year

Number of Initial Warrant Shares: 1,042,531

Exercise Price of the Warrant: $9.64

Purchase Price: $67,000,000

SCHEDULE A

Closing:

Location of Closing: Telephonic

Time and Date of Closing: 8:00AM (PST) on November 21, 2008

Wire Information for Closing:	ABA Number: 1220-4172-7

Bank: Nara Bank
Account Name: Nara Bancorp, Inc.

Account Number: ***********
Beneficiary: Nara Bancorp, Inc.

Attn: Alvin D. Kang, Executive Vice President and Chief Financial Officer

SCHEDULE B

CAPITALIZATION

Capitalization Date:	October 31, 2008

Common Stock

Par value:	$0.001

Total Authorized:	40,000,000

Outstanding:	26,201,672

Subject to options, warrants, convertible securities, etc.:	1,288,120

Reserved for benefit plans and other issuances:	1,255,800

Remaining authorized but unissued:	13,798,328

Shares issued after Capitalization Date:	0
(other than pursuant to warrants, options, convertible securities, etc. as set forth above)

Preferred Stock

Par value:	$0.001

Total Authorized:	10,000,000

Outstanding (by series):	0

Reserved for issuance:	0

Remaining authorized but unissued:	10,000,000

SCHEDULE C

REQUIRED STOCKHOLDER APPROVALS

	Required[1]	% Vote Required
Warrants — Common Stock Issuance

Charter Amendment

Stock Exchange Rules

If no stockholder approvals are required, please so indicate by checking the box:  ☒.

[1]	If stockholder approval is required, indicate applicable class/series of capital stock that are required to vote.

SCHEDULE D

LITIGATION

List any exceptions to the representation and warranty in Section 2.2(l) of the Securities Purchase Agreement – Standard Terms.

The Company is a nominal defendant in a shareholder derivative lawsuit which purports to be brought on the Company’s behalf by Dr. Thomas Chung, a former chairman of the Company’s board of directors (the “Chung Lawsuit”) which was filed on May 20, 2008 in the Superior Court of California, County of Los Angeles. The Chung Lawsuit alleges that the members of the Company’s board of directors as composed on the date the lawsuit was filed, as well as the Company board as it was composed in March 2005 (collectively, the “Boards”) breached their fiduciary duties to the Company’s shareholders and mismanaged corporate assets. In addition, the Chung Lawsuit names Mr. Chong-Moon Lee, also a former Chairman of the Company’s board of directors as a defendant and alleges that Mr. Lee violated insider trading laws and wasted corporate assets.

The Chung Lawsuit alleges that the 2005 restatement of the Company’s 2002 financial statements was not required and was undertaken by the Board as composed in 2005 in bad faith. Dr. Chung further alleges that the restatement resulted in a decline of $54 million in the value of the Company’s outstanding stock, that Mr. Lee was aware (and the public was not) that the restatement was improper and that the Company’s stock price was therefore artificially low, at the time he subsequently purchased 1.4 million shares of common stock from the Company in 2005, and that the Board as composed in 2008 breached its fiduciary duties by failing to pursue the claims alleged in the Chung Lawsuit. Dr. Chung also alleges, among other things, that the Board as composed in 2008 breached its fiduciary duties by failing to pursue claims against the Company’s auditors, Crowe Chizek & Company, the law firm that advised the Company in connection with the restatement, Fulbright & Jaworski, and the consulting firm who advised the Company and its counsel in connection with the restatement, Navigant Consultants. The letter between Dr. Chung and Mr. Hong, the restatement of the Company’s 2002 financial statements and certain related matters are further described in the form 8-K/A filed March 31, 2005.

The complaint alleges damages exceeding $54 million from the Boards and $7.168 million from Mr. Lee, together with reimbursement from all defendants of his legal costs incurred in pursuing the Chung Lawsuit. If any damages are ever recovered by the purported shareholder derivative lawsuit, such damages, but not any awards of legal costs, would be payable to the Company.

The Company filed a demurrer with the Superior Court seeking to dismiss the Chung Lawsuit for failure to state a cause of action on which relief may be based on July 9, 2008. Oral argument on the demurrer is currently scheduled to be heard by the court on December 22, 2008. The Company believes the Chung Lawsuit is without merit.

If none, please so indicate by checking the box:  ☐.

SCHEDULE E

COMPLIANCE WITH LAWS

List any exceptions to the representation and warranty in the second sentence of Section 2.2(m) of the Securities Purchase Agreement – Standard Terms.

If none, please so indicate by checking the box:  ☒.

List any exceptions to the representation and warranty in the last sentence of Section 2.2(m) of the Securities Purchase Agreement – Standard Terms.

If none, please so indicate by checking the box:  ☒.

SCHEDULE F

REGULATORY AGREEMENTS

List any exceptions to the representation and warranty in Section 2.2(s) of the Securities Purchase Agreement – Standard Terms.

On July 29, 2005, the Federal Reserve Bank of San Francisco (the “Reserve Bank”) and the California Department of Financial Institutions (together with the Reserve Bank, the “Regulatory Agencies”) entered into a Memorandum of Understanding (the “MOU”) with Nara Bank. The MOU required that Nara Bank take steps to strengthen management, board oversight and internal controls. Upon review of Nara Bank’s compliance with the requirements of the MOU, the Regulatory Agencies terminated the MOU by letter dated July 12, 2007.

If none, please so indicate by checking the box:  ☐.